Exhibit 10.2

COMMITMENT INCREASE AGREEMENT

November 23, 2021

JPMorgan Chase Bank, N.A., as Administrative Agent

500 Stanton Christiana Road

NCC 5, Floor 1

Newark, DE 19713-2107

Attention: Loan & Agency Services Group

Ladies and Gentlemen:

We refer to the Senior Secured Revolving Credit Agreement dated as of February 11, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among Golub Capital BDC, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for said Lenders. You have advised us that the Borrower has requested in a letter dated November 23, 2021 (the “Increase Request”) from the Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased on the terms and subject to the conditions set forth herein.

A. Commitment Increase. Pursuant to Section 2.07(e) of the Credit Agreement, each of JPMorgan Chase Bank, N.A. (“JPM”), MUFG Union Bank, N.A. (“MUFG”), CIBC Bank USA (“CIBC”) and Sumitomo Mitsui Banking Corporation (“SMBC” and together with JPM, MUFG and CIBC, the “Increasing Lenders”) and First National Bank of Pennsylvania (the “Assuming Lender”), hereby agrees to make Commitments in the amount set forth opposite the name of such Increasing Lender or Assuming Lender, as applicable, listed in Schedule I hereto pursuant to the instruction of the Administrative Agent, such Commitments to be effective as of the Increase Date (as defined in the Increase Request); provided that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower, dated the Increase Date, in substantially the form of Exhibit I hereto. Pursuant to Section 2.07(e)(i)(C) of the Credit Agreement, the Administrative Agent and the Issuing Bank hereby consent to the Assuming Lenders making the Commitments in the amount specified in the Increase Request and in Schedule I hereto.

B. Confirmation of Assuming Lender and Increasing Lenders. The Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (iii) acknowledges and agrees that, from and after the Increase Date, the Commitments set forth opposite the name of the Assuming Lender listed in Schedule I hereto shall be included in its Commitment and its Commitments and be governed for all purposes by the Credit Agreement and the other Loan Documents. Each Increasing Lender agrees that from and after the Increase Date, its Commitment Increase set forth opposite the name of such Increasing Lender listed in Schedule I hereto shall be included in its Commitment and be governed for all purposes by the Credit Agreement and the other Loan Documents.

C. Counterparts. This Commitment Increase Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Commitment Increase Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Commitment Increase Agreement.

D. Governing Law. This Commitment Increase Agreement shall be construed in accordance with and governed by the law of the State of New York.

Very truly yours,

ASSUMING LENDER

FIRST NATIONAL BANK OF PENNSYLVANIA

By:	/s/ Krutesh Trivedi
Name: Krutesh Trivedi
Title: Senior Vice President

INCREASING LENDER

JPMORGAN CHASE BANK, N.A.

By:	/s/ Catherine Mahony
Name: Catherine Mahony
Title: Vice President

INCREASING LENDER

MUFG UNION BANK, N.A.

By:	/s/ Jacob Ulevich
Name: Jacob Ulevich
Title: Director

INCREASING LENDER

CIBC BANK USA

By:	/s/ Nicholas Jordan
Name: Nicholas Jordan
Title: Managing Director

INCREASING LENDER

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Shane Klein
Name: Shane Klein
Title: Managing Director

Accepted and agreed:

GOLUB CAPITAL BDC, INC.

By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer

Acknowledged:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Issuing Bank

By:	/s/ Catherine Mahony
Name: Catherine Mahony
Title: Vice President

SCHEDULE I

Increasing Lender	Commitment Increase
JPMorgan Chase Bank, N.A.	$100,000,000 Multicurrency Commitment for a total Commitment of $200,000,000
MUFG Union Bank, N.A.	$100,000,000 Dollar Commitment for a total Commitment of $200,00,000
Sumitomo Mitsui Banking Corporation	$50,000,000 Multicurrency Commitment and $50,000,000 Dollar Commitment for a total Commitment of $200,000,000 (including $1000,000,000 Multicurrency Commitment and $100,000,000 Dollar Commitment)
CIBC Bank USA	$25,000,000 Dollar Commitment for a total Commitment of $50,000,000

Assuming Lender	Multicurrency Commitment
First National Bank of Pennsylvania	$25,000,000